                                                                    EXHIBIT 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE                          CONTACT:
February 14, 2001                                  Maggie P. Knack
                                                   Director, Investor Relations
                                                   (952) 346-4771
                                                   IR@mgipharma.com


                  MGI PHARMA REPORTS FINANCIAL RESULTS FOR 2000

MINNEAPOLIS, February 14, 2001 -- MGI PHARMA, INC., (Nasdaq: MOGN) today reported financial results for the fourth quarter and year ended December 31, 2000. These fiscal 2000 results include an adjustment for implementation of Staff Accounting Bulletin 101, which is described in the section of this news release titled "Effect of SAB 101."

MGI PHARMA reported that product sales revenue increased 13 percent to $5.8 million in the 2000 fourth quarter from $5.1 million in the 1999 fourth quarter. Total revenues decreased 13 percent to $6.4 million in the 2000 fourth quarter from $7.3 million in the fourth quarter a year ago. Total costs and expenses increased 119 percent to $11.0 million in the 2000 fourth quarter from $5.0 million in the 1999 fourth quarter. The Company reported a net loss of $4.0 million, or $0.25 per share, in the fourth quarter of 2000 compared to net income of $2.5 million, or $0.16 per diluted share, in the fourth quarter of 1999.

The increase in product sales revenues was primarily due to an increase in sales of Salagen(R) Tablets (pilocarpine hydrochloride) in the United States. The increase in costs and expenses was primarily due to an increase in research and development expense related to expansion of the development of irofulven and MG98, two of the Company's lead oncology product candidates. Selling, general and administrative expenses increased primarily due to the expansion of the sales organization in the first half of 2000. The investment in MGI PHARMA's experienced sales organization increases the Company's ability to attract new oncology product development and
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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acquisition opportunities, such as palonosetron. MGI PHARMA this week announced its plans to license palonosetron, a selective 5-HT3 antagonist with an extended half-life, currently in Phase 3 development for the prevention of chemotherapy induced nausea and vomiting.

Chuck Blitzer, MGI PHARMA's president and CEO observed, "MGI PHARMA is continuing its transformation into a leading oncology-focused pharmaceutical company. This past year, our commercial and development organizations continued to produce results with the exciting additions of palonosetron, just announced yesterday, as well as Hexalen(R) Capsules (altretamine), Mylocel(TM) Tablets (hydroxyurea), MG98, and the DNA methyltransferase small molecule inhibitor program. Of course, important clinical progress with irofulven is at the center of our growing oncology product portfolio. Over the next few years we will continue to accelerate our efforts to launch this most significant drug while also focusing our attention toward palonosetron, which represents a major future source of product revenue. We expect these achievements to transform MGI PHARMA from an emerging growth company to a sustainably profitable oncology business. With the announcement of palonosetron, our vision of establishing ourselves as a leader in oncology becomes more tangible. The necessary pieces are coming together to allow us to realize that vision."

Annual Results
MGI PHARMA reported that annual product sales revenue increased 14 percent to $21.3 million in 2000 from $18.6 million in 1999. This marks the seventh consecutive year of product sales growth. Total annual revenues increased 2 percent to $25.2 million in 2000 from $24.7 million in 1999. Total annual costs and expenses increased 81 percent to $37.3 million in 2000 from $20.6 million in 1999. The Company reported an annual net loss before the cumulative effect of the change in accounting principle for SAB 101 of $10.1 million, or $0.63 per share, and a net loss of $19.5 million, or $1.22 per share, in 2000, including the effect of implementing SAB 101. This compares to annual net income of $4.7 million, or $0.30 per diluted share, in 1999.
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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At December 31, 2000, MGI PHARMA's assets totaled $52.7 million, including cash and short-term investments of $29.9 million. Part of the reduction in cash and short-term investments during the quarter was due to a $5 million deposit toward the recently announced letter of intent to license palonosetron. MGI PHARMA has filed a stock registration statement to provide for the potential issuance of up to 5 million shares of common stock.

Effect of SAB 101
MGI PHARMA adopted Staff Accounting Bulletin No. 101 on Revenue Recognition in the fourth quarter of 2000 and recorded a cumulative effect of this change in accounting principle for previously received, non-refundable licensing payments. This resulted in a $9.4 million one-time, non-cash charge and a corresponding increase in deferred revenue effective at the beginning of 2000 and a $1.5 million restatement of licensing revenue in the nine-month period ended September 30, 2000. These previously recognized revenue amounts will be deferred and amortized into license revenue over the expected periods of benefit from the related collaborative arrangements.

Outlook for 2001
This section provides forward-looking information about MGI PHARMA's financial outlook for 2001. These projections include the impact of MGI PHARMA's entire product portfolio, which comprises Salagen(R) Tablets, Hexalen(R) Capsules, Mylocel(TM) Tablets, irofulven and the other acylfulvenes, palonosetron, MG98 and the complementary small molecule inhibitor program. The disclosure notice paragraph regarding forward-looking statements at the end of this news release is especially applicable to this section.



For the year ended December 31, 2001:

         o        Product sales are projected to grow 10 to 15 percent,
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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         o        Cost of product sales as a percent of sales revenue is
                  expected to range from 10 to 15 percent,

         o Licensing revenue is expected to approximate the annual 2000 amount after application of SAB 101, and could increase if commercial rights for irofulven outside the United States are out-licensed,

         o R&D expense is expected to range from $35 to $45 million depending on the pace of irofulven and MG98 development and the timing of palonosetron milestone achievements,

         o Selling, general and administrative expenses are expected to range from $25 to $27 million,

         o Amortization expense related to the acquisition of Hexalen Capsules is expected to be approximately $1.2 million, and

         o        Net loss is expected to range from $35 to $45 million.

General Update

Irofulven and other acylfulvenes
Patient dosing recently began in MGI PHARMA's pivotal Phase 3 trial of irofulven, its novel anti-cancer compound, for patients with advanced-stage pancreatic cancer. The trial is a randomized, multi-center, international trial in advanced-stage pancreatic cancer patients whose disease progressed after treatment with gemcitabine (Gemzar(R)), the current standard-of-care treatment. In this Phase 3 trial, survival following treatment of irofulven is being compared to 5-fluorouracil (5-FU). Enrollment of the approximately 300 patients needed in this trial are targeted to occur within 18 months, which would allow submission of an NDA (New Drug Application) with the FDA sometime in 2003. In addition, irofulven has demonstrated promising anti-tumor activity as a single agent in clinical testing against ovarian and prostate cancers.
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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Additional trials in these tumor types are planned to initiate in 2001. Side effects from irofulven are comparable to those seen with marketed chemotherapies and include bone marrow suppression, nausea, vomiting and fatigue. Patients and healthcare providers seeking information on the various irofulven clinical trials may call MGI PHARMA's Medical Communications Help Line at 1-800-562-5580 or the National Cancer Institute at 1-800-4-CANCER.

MG98
A Phase 2 trial was recently initiated with MG98, a second-generation mRNA inhibitor, in recurrent or metastatic squamous cell cancer of the head and neck. Prior data suggests that approximately 50 percent of such patients exhibit a silenced P16 tumor suppressor gene. MG98 targets the re-expression of silenced tumor suppressor genes at the molecular level, which is one of the most exciting new approaches for the treatment of cancer. The silencing of tumor suppressor genes has been associated with overproduction of DNA methyltransferase in a variety of cancers including colon, kidney, prostate, lung, and head and neck cancers.

Azulfidine EN-tabs(R)
MGI PHARMA and Pharmacia Corporation recently concluded that the co-promotion arrangement for Azulfidine EN-tabs should end. The companies are working to return all product rights to Pharmacia Corporation in the near future. With this change, MGI PHARMA continues to focus its attention toward furthering its presence in oncology.

Management News
Effective January 16, 2001, Dr. John MacDonald was promoted to senior vice president of Research and Development. Dr. MacDonald joined MGI PHARMA in 1994 as director, Pharmacology and Toxicology and was promoted in 1997 to vice president, Research and Development. "John's leadership, both as a research and development executive and a businessperson, has been exemplary since joining MGI," stated Chuck Blitzer, MGI PHARMA's president and CEO. "He has had an outstanding career here at MGI and with continuing
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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development of irofulven, MG98 and other programs envisioned over the ensuing years, this recognition is most appropriate at this time."

Mr. Timothy Rothwell resigned from the MGI PHARMA board of directors effective January 1, 2001, in order to focus his efforts on his current position as executive vice president at Pharmacia Corporation. "MGI PHARMA has been fortunate to benefit from Tim's knowledgeable leadership since he joined our board in 1996," stated Chuck Blitzer. "We are grateful for his contributions to our business."

Other News

During the fourth quarter, MGI PHARMA was added to the S&P (Standard & Poor's) SmallCap 600 Index, in the Health Care (Drugs-Generic & Other) Industry Group. The S&P SmallCap 600 Index provides a representative sample of the small-cap equity population with an emphasis on companies that are attractive to institutional investors.

About MGI PHARMA

MGI PHARMA, INC., is an oncology-focused pharmaceutical company that acquires, develops and commercializes differentiated pharmaceutical products that meet patient needs. MGI PHARMA focuses its sales efforts solely in the United States and collaborates with other pharmaceutical or biotechnology companies for its products in international markets. For more information about MGI PHARMA, please visit the Company's web site at www.mgipharma.com.
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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Webcast of Quarterly Conference Call

MGI PHARMA will broadcast its 2000 fourth quarter results in an investor conference call live over the Internet on Wednesday, February 14, 2001 at 12:00 noon Central Time. Chuck Blitzer, president and CEO of MGI PHARMA, along with other members of the Company's executive management team, will host the conference call to review fourth quarter and annual 2000 financial results, answer questions from analysts and investors, and provide commentary on MGI PHARMA's product portfolio and business outlook. All interested parties are welcome to log on to www.mgipharma.com to listen to the webcast, which will also be archived on the Company's web site.



This news release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the company's actual results to differ materially from the results discussed in these statements. Factors that might affect MGI PHARMA's results include, but are not limited to the ability of irofulven or MGI PHARMA's other product candidates to be proven safe and effective in humans and to ultimately compete successfully with other therapies, continued sales of Salagen(R) Tablets, development or acquisition of additional products, reliance on contract manufacturing, changes in strategic alliances, and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. MGI PHARMA does not intend to update any of the forward-looking statements after the date of this news release to conform them to actual results.

                                     (more)
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MGI PHARMA, INC.
2000 Fourth Quarter Results
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MGI PHARMA, INC.
                            Statements of Operations
                                   (Unaudited)

                                                  Three Months Ended                           Year Ended
                                                     December 31,                              December 31,
                                          -----------------------------------      ------------------------------------
                                               1999               2000                  1999                2000
                                          ---------------    ----------------      ---------------     ----------------
Revenues:
   Sales                                      $5,114,199         $ 5,773,168          $18,643,168         $ 21,333,229
   Promotion                                     462,852                   0            1,087,852              769,874
   Licensing                                   1,755,639             632,425            4,954,468            3,109,470
                                          ---------------    ----------------      ---------------     ----------------
                                               7,332,690           6,405,593           24,685,488           25,212,573
                                          ---------------    ----------------      ---------------     ----------------
Costs and Expenses:
   Cost of sales                                 387,209             597,936            1,208,650            1,626,833
   Selling, general & administrative           3,046,201           5,667,498           12,713,287           18,294,757
   Research and development                    1,598,518           4,636,485            6,677,435           17,241,217
   Amortization                                        0              98,498                    0               98,498
                                          ---------------    ----------------      ---------------     ----------------
                                               5,031,928          11,000,417           20,599,372           37,261,305
                                          ---------------    ----------------      ---------------     ----------------

Income (loss) before interest and taxes        2,300,762          (4,594,824)           4,086,116          (12,048,732)
Interest income                                  290,742             546,324              966,434            2,145,553
                                          ---------------    ----------------      ---------------     ----------------
Income (loss) before taxes                     2,591,504          (4,048,500)           5,052,550           (9,903,179)
                                          ---------------    ----------------      ---------------     ----------------

Provision for income taxes                       106,830                   0              321,051              148,000
                                          ---------------    ----------------      ---------------     ----------------
Net income (loss) before cumulative
   effect of change in accounting
   principle                                   2,484,674          (4,048,500)           4,731,499          (10,051,179)
                                          ---------------    ----------------      ---------------     ----------------
Cumulative effect of change in
   accounting principle                                0                   0                    0           (9,402,643)
                                          ---------------    ----------------      ---------------     ----------------
Net income (loss)                             $2,484,674         $(4,048,500)          $4,731,499         $(19,453,822)
                                          ===============    ================      ===============     ================

Net income (loss) per common share:
Basic:
   Income (loss) before effect of
       accounting change                  $        0.17      $       (0.25)        $        0.32        $        (0.63)
   Cumulative effect of accounting
       change                                      0.00               0.00                  0.00                 (0.59)
                                          ---------------    ----------------      ---------------     ----------------
   Net income (loss)                      $        0.17      $       (0.25)        $        0.32        $        (1.22)
                                          ===============    ================      ===============     ================

Assuming dilution:
   Income (loss) before effect of
       accounting change                  $        0.16      $       (0.25)        $        0.30        $        (0.63)
   Cumulative effect of accounting
       change                                      0.00               0.00                  0.00                 (0.59)
                                          ---------------    ----------------      ---------------     ----------------
   Net income (loss)                      $        0.16      $       (0.25)        $        0.30       $         (1.22)
                                          ===============    ================      ===============     ================

Weighted average number of common shares:
    Basic                                     14,931,147          16,470,087           14,742,151           15,990,459
    Assuming dilution                         15,778,768          16,470,087           15,633,120           15,990,459

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MGI PHARMA, INC.
2000 Fourth Quarter Results
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                               Balance Sheet Data
                                   (Unaudited)

                                         December 31,            December 31,
                                            1999                     2000
                                      -----------------        ----------------

   Cash and short-term investments         $24,150,573            $29,898,787
   Total assets                             28,973,736             52,743,570
   Total stockholders' equity               24,644,379             26,045,617

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